EXHIBIT 3

                             CERTIFICATE OF INCORPORATION

                                          OF

                               THERMO REMEDIATION INC.

                                    * * * * * * *


                  FIRST:  The name of the corporation is:

                               Thermo Remediation Inc.

                  SECOND:  The address of its registered office in the
             State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  THIRD:  The purpose of the corporation is to engage in
             any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH:  The total number of shares of capital stock
             which the corporation shall have authority to issue is twenty million (20,000,000), and the par value of each of such shares is one cent ($0.01), amounting in the aggregate to two hundred thousand dollars ($200,000.00) of capital stock.

                  FIFTH:  The name and mailing address of the sole
             incorporator is as follows:

                  NAME                          MAILING ADDRESS

                  Barbara J. Lucas              81 Wyman Street
                                                Waltham, Massachusetts 02254

                  SIXTH:  The names and mailing addresses of the persons
             who are to serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:
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                  NAME                          MAILING ADDRESS
                  ----                          ---------------

                  John P. Appleton              81 Wyman Street
                                                Waltham, Massachusetts 02254

                  John N. Hatsopoulos           81 Wyman Street
                                                Waltham, Massachusetts 02254

                  Fred Holubow                  2 N. LaSalle Street
                                                Suite 605
                                                Chicago, Illinois 60603

                  Theo Melas-Kyriazi            81 Wyman Street
                                                Waltham, Massachusetts 02254

                  William A. Rainville          81 Wyman Street
                                                Waltham, Massachusetts 02254

                  SEVENTH:  The corporation is to have perpetual
             existence.

                  EIGHTH:  The private property of the stockholders shall
             not be subject to the payment of the corporation debts to any extent whatever.

                  NINTH:  The following provisions are inserted for the
             management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in the furtherance and not in limitation of the powers conferred upon the corporation by statute:

                       (a) The by-laws of the corporation may fix and alter, or provide the manner for fixing and altering, the number of directors constituting the whole Board. In case of any vacancy on the Board of Directors or any increase in the number of directors constituting the whole Board, the vacancies shall be filled by the directors or by the stockholders at the time having voting power, as may be prescribed in the by-laws. Directors need not be stockholders of the corporation, and the election of directors need not be by ballot.

                       (b) The Board of Directors shall have the power and authority:

                            (1)  to make, alter or repeal by-laws of the
                       corporation, subject only to such limitation, if
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                       any, as may be from time to time imposed by law or
                       by the by-laws; and

                            (2)  to the full extent permitted or not
                       prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

                            (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

                  TENTH:  Meetings of stockholders may be held outside
             the State of Delaware, if the by-laws so provide. The books of the corporation may be kept outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

                  ELEVENTH:  The corporation shall indemnify each
             director and officer of the corporation, his heirs, executors and administrators, and may indemnify each employee and agent of the corporation, his heirs, executors, administrators and all other persons whom the corporation is authorized to indemnify under the provisions of the General Corporation Law of the State of Delaware, to the maximum extent permitted by law (a) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), or in connection with any appeal therein, or otherwise, and (b) against all expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, or otherwise; and no provision of this Article Eleventh is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred by the General Corporation Law of the State of Delaware upon the
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             corporation to furnish, or upon any court to award, such
             indemnification, or indemnification as otherwise authorized pursuant to the General Corporation Law of the State of Delaware or any other law now or hereafter in effect.

                  The Board of Directors of the corporation may, in its
             discretion, authorize the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the foregoing paragraph of this Article Eleventh.

                  TWELFTH:  To the maximum extent that Delaware law in
             effect from time to time permits limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the corporation's Certificate of Incorporation or by-laws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. The limitation on liability provided by this Article applies to events occurring at the time a person serves as a director of the corporation whether or not such person is a director at the time of any proceeding in which liability is asserted.

                  THIRTEENTH:  The corporation reserves the right to
             amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  THE UNDERSIGNED, being the sole incorporator
             hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 23rd day of September, 1993.




                                           Barbara J. Lucas
                                           --------------------
                                           Barbara J. Lucas
                                         -4-PAGE

                            CERTIFICATE OF AMENDMENT

                                       OF
                          CERTIFICATE OF INCORPORATION

                                       OF
                             THERMO REMEDIATION INC.



             Thermo Remediation Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows, pursuant to Section 242 of the General Corporation Law of the State of Delaware:

             1. That Article FOURTH of the Certificate of Incorporation of the Corporation, as filed on September 23, 1993, is hereby amended to increase the number of authorized shares of the Corporation's Common Stock, $.01 par value per share, from 20 million shares to 50 million shares and that such amendment is hereby effected by deleting said Article in its entirety and inserting the following in substitution therefor:

             "FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is:

                       Fifty Million (50,000,000) shares, and the par value of each such share in One Cent ($.01)."

             2. That the Board of Directors of the Corporation by unanimous written consent dated as of July 22, 1996, duly adopted the following resolutions:

        RESOLVED,      that  it  is   in  the  best   interests  of   the
                       Corporation that  the authorized  common stock  of
                       the Corporation, $.01 par  value, be increased  to
                       50 million shares, and that, upon the approval  of
                       such increase by  the Corporation's  Stockholders,
                       the proper  officers of  the Corporation  be,  and
                       each of them hereby are, authorized, empowered and
                       directed to execute on behalf of the Corporation a
                       Certificate  of  Amendment  to  the  Corporation's
                       Certificate  of  Incorporation  to  reflect   such
                       increase, and to file, or cause to be filed, such Certificate of Amendment with the Secretary of State of the State of Delaware.

        RESOLVED,      that the  Board  of  Directors  recommend  to  the
                       Stockholders for  approval at  the Annual  Meeting
                       the  increase   in   authorized  shares   of   the
                       Corporation's common stock to 50 million shares as
                       previously approved by the Directors.
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             3.   That on September 25, 1996, at the Corporation's Annual
        Meeting of Stockholders, the Amendment to the Corporation's Certificate of Incorporation was duly adopted by the affirmative vote of Stockholders of the Corporation holding a majority of the shares of Common Stock, $.01 par value per share, of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

             IN WITNESS WHEREOF, this Certificate of Amendment has been executed on behalf of the undersigned corporation by its duly authorized officer and attested to by its duly authorized Secretary this 31st day of October, 1996.


                                           THERMO REMEDIATION INC.


                                            By:_______________________________
                                                John P. Appleton
                                                Chief Executive Officer


        ATTEST:

        By:__________________________
             Sandra L. Lambert
             Secretary
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

                               AGREEMENT OF MERGER


                  THIS AGREEMENT OF MERGER is made as of November 1, 1993, by and between THERMO REMEDIATION INC., a California corporation (hereinafter sometimes called "TRI California"), and THERMO REMEDIATION INC., a Delaware corporation (hereinafter sometimes called "TRI Delaware") (TRI California and TRI Delaware being herein sometimes collectively referred to as the "Constituent Corporations").

                  The authorized capital stock of TRI California consists of 1,500,000 shares of Capital Stock, par value $1.00 per share (the "California Common Stock"), and the authorized capital stock of TRI Delaware consists of 20,000,000 shares of Capital Stock, par value $0.01 per share (the "Delaware Common Stock"). The Directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that TRI California merge with and into TRI Delaware in accordance with the following terms, conditions and other provisions:


                                    ARTICLE I

                  1.1 Merger. TRI California shall be merged with and into TRI Delaware (the "Merger"), and TRI Delaware shall be the surviving corporation, effective upon the date when this Agreement is filed with the Secretaries of State of the States of California and Delaware (the "Effective Date").

                  1.2 Effect of Merger. Upon the Effective Date, TRI Delaware shall succeed to all of the rights, privileges, powers and property of TRI California in the manner and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

                  1.3 Common Stock of TRI California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of California Common Stock outstanding immediately prior thereto shall be converted into four fully paid and non-assessable shares of Delaware Common Stock.

                  1.4 Common Stock of TRI Delaware. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of Delaware Common Stock outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued shares.

                  1.5 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that

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        time represented shares of California Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of TRI Delaware into which the shares of TRI California represented by such certificates have been converted as herein provided. The registered owner on the books and records of TRI California of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to TRI Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of TRI Delaware evidenced by such outstanding certificate as above provided.


                                   ARTICLE II

                  2.1 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of TRI Delaware as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of TRI Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law. The Bylaws of TRI Delaware, as in effect on the Effective Date, shall continue to be the Bylaws of TRI Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable law.

                  2.2 Directors. The directors of TRI Delaware as of the Effective Date shall continue to be the Directors of TRI Delaware and such directors shall serve until the first meeting of stockholders of TRI Delaware and until their successors are elected and qualified.

                  2.3 Officers. The officers of TRI Delaware shall remain officers of TRI Delaware on the effective date until their successors are elected and qualified or their prior resignation, removal or death.


                                   ARTICLE III

                  3.1 Further Assurances. From time to time, as and when required by TRI Delaware or by its successors and assigns, there shall be executed and delivered on behalf of TRI California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise in TRI Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of TRI California, and otherwise to carry out the purposes of this Agreement, and the officers and directors of TRI Delaware are fully authorized in the name and on behalf of TRI California or

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        otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  3.2 Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either TRI California or TRI Delaware or both, notwithstanding approval of this Merger Agreement by the shareholders of TRI California.

                  3.3 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.


                  IN WITNESS WHEREOF, this Agreement, having first been duly approved by the Board of Directors of TRI California and TRI Delaware, is hereby executed on behalf of each of said corporations by their respective officers thereunto duly authorized.


                                          THERMO REMEDIATION INC.,
                                          a California corporation


                                           By: James Lousararian
                                              --------------------------
                                               James Lousararian, Vice President


        ATTEST:                                Sandra L. Lambert
                                              ---------------------------
                                               Sandra L. Lambert, Secretary


                                          THERMO REMEDIATION INC.,
                                          a Delaware corporation


                                           By: James Lousararian
                                              ---------------------------
                                               James Lousararian, Vice President


        ATTEST:                                Sandra L. Lambert
                                              ----------------------------
                                               Sandra L. Lambert, Secretary

                                        PAGE

                            CERTIFICATE OF SECRETARY
                                       OF
                             THERMO REMEDIATION INC.
                            (a Delaware corporation)


                  I, Sandra L. Lambert, the Secretary of Thermo Remediation Inc., a Delaware corporation, hereby certify that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the corporation by the Vice President and Secretary under the corporate seal of said corporation, was duly approved and adopted by written consent of the stockholders of Thermo Remediation Inc. on November 1, 1993, by the holders of all of the outstanding stock entitled to vote thereon.

                  WITNESS my hand and seal of said Thermo Remediation Inc. this 1st day of November, 1993.



        (SEAL)
                                       Sandra L. Lambert
                                      -----------------------------------
                                       Sandra L. Lambert, Secretary



                            CERTIFICATE OF SECRETARY
                                       OF
                             THERMO REMEDIATION INC.
                           (a California corporation)


                  I, Sandra L. Lambert, the Secretary of Thermo Remediation Inc., a California corporation, hereby certify that the Agreement of Merger to which this Certificate is attached, after having been first duly signed on behalf of the corporation by the Vice President and Secretary under the corporate seal of said corporation, was duly approved and adopted by written consent of the shareholders of Thermo Remediation Inc. on November 1, 1993, by the holders of a majority of the outstanding stock entitled to vote thereon.

                  WITNESS my hand and seal of said Thermo Remediation Inc. this 1st day of November, 1993.



        (SEAL)
                                       Sandra L. Lambert
                                      -----------------------------------
                                       Sandra L. Lambert, Secretary
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

                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER



        James Lousararian and Sandra L. Lambert certify that:

                  1. They are the Vice President and the Secretary, respectively, of Thermo Remediation Inc., a Delaware corporation.

                  2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

                  3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

                  4. There is only one class of shares and the number of shares outstanding is 100.

                  5.   The percentage vote required is more than 50%.


                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        DATE:  November 1, 1993



                                       James Lousararian
                                      -----------------------------------
                                       James Lousararian, Vice President




                                       Sandra L. Lambert
                                      -----------------------------------
                                       Sandra L. Lambert, Secretary
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
                             CERTIFICATE OF APPROVAL
                                       OF
                               AGREEMENT OF MERGER



        James Lousararian and Sandra L. Lambert certify that:

                  1. They are the Vice President and the Secretary, respectively, of Thermo Remediation Inc., a California corporation.

                  2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

                  3. The shareholder approval was by the holders of 84% of the outstanding shares of the corporation.

                  4. There is only one class of shares and the number of shares outstanding is 1,350,953.

                  5.   The percentage vote required is more than 50%.

                  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

        DATE:  November 1, 1993



                                       James Lousararian
                                      -----------------------------------
                                       James Lousararian, Vice President


                                       Sandra L. Lambert
                                      -----------------------------------
                                       Sandra L. Lambert, Secretary